                                                                    Exhibit 99.1

                                                               [GRAPHIC OMITTED]

Press Release

                   Ness Technologies Announces CEO Transition,
                Appointing Sachi Gerlitz to Succeed Raviv Zoller

Hackensack, NJ - December 26, 2006 - Ness Technologies (NASDAQ: NSTC), a global provider of IT services and solutions, today announced that President and CEO,
Raviv Zoller, has indicated his intention to transition his role at the end of the first quarter 2007, citing personal and family reasons. The Ness board of directors has selected Sachi Gerlitz, an accomplished senior executive with extensive technology industry experience, to replace Zoller. Gerlitz will join the Company's executive management no later than January 10, 2007. Zoller will remain in his role through the first quarter of 2007 to help ensure a smooth transition and will continue to serve on the Ness Board of Directors.

Mr. Zoller has been with Ness since its inception, and has served as President and CEO of Ness since 2001, during which time the Company has demonstrated continuous growth, reaching almost a half a billion dollars in sales and 7,500 employees, been listed on NASDAQ, expanded operations to 16 countries, built a backlog of almost $600 million, achieved continuous margin expansion, and built a reputation as a leading global IT services firm in its target markets.

"Raviv has led us through an amazing period of growth, providing throughout a steady vision, a strong and effective strategy, and a superior implementation team that turned the vision into reality," said Aharon Fogel, Chairman of the
Board of Ness Technologies. "Under his leadership, we consolidated the Ness acquisitions, solidified our offerings, achieved strong and continuing organic growth, and built a unique, dynamic, capable organization. Raviv is a gifted colleague and friend, and we wish him all the best in his future endeavors."

"Although I have chosen to pursue personal and family endeavors at this time, I would not have made this decision had I not been confident about our current performance as well as our future prospects, " said Zoller. "I am very proud of our accomplishments at Ness, and I intend to assist our new CEO in any capacity needed for the continued success of the Company. The senior and extended management team at Ness is very strong and deep, and I am comfortable moving on from such a capable, stable organization with a solid long-term working plan. I am confident that Ness will continue to succeed and thrive."

"I am very proud to be joining the Ness Technologies team," said Gerlitz. "In the weeks ahead, I plan to work closely with Raviv to transition the leadership of the Company, and I look forward to picking up the helm of this prestigious and admired global IT services company. I have been most impressed by the quality and depth of the world-class Ness team, and I am confident that Ness is well positioned for future success."

"We welcome Sachi to Ness, and we feel confident that under his leadership Ness will continue to grow its revenues, expand its profit margins, and create additional value for its shareholders," said Aharon Fogel, Chairman of the
Board.

Mr. Gerlitz joins Ness from his current position as acting chairman of Mobixell
Networks and Chairman of the Board of the Israel Mobile Association. From 2001
through 2006, Gerlitz was a partner at Apax Partners, a large, global private equity firm managing assets of over $25 billion, where he focused on leveraged transactions and technology investments. He also served on the boards of directors of a number of public and private companies, such as Bezeq, Starhome
BV, Crescendo Networks and Bitband Technologies. Prior to joining Apax Partners,
Gerlitz served for 10 years at Comverse Technologies, through 2000, including as president of the Asia Pacific division, vice president of business development and marketing, chief technology officer, and executive vice president. Before joining Comverse, he served in various roles at Telrad Telecommunication
Industries, Hadassah University Hospital, and the Israeli Defense Force. Gerlitz
has a B.Sc. in Electronic Engineering from Tel-Aviv University, in 1978, and is a graduate of the Business Administration Program for Industry Management from
Bar-Ilan University.

The Company intends to hold a conference call with Zoller and Gerlitz in January
2007 to introduce Gerlitz to investors and to discuss the transition plan. Call details will be announced at a future date.

ABOUT NESS TECHNOLOGIES

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency.
Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With 7,500 employees, Ness maintains operations in 16 countries, and partners with over 100 software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

FORWARD LOOKING STATEMENT

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS
OFTEN ARE PRECEDED BY WORDS SUCH AS "BELIEVES," "EXPECTS," "MAY," "ANTICIPATES,"
"PLANS," "INTENDS," "ASSUMES," "WILL" OR SIMILAR EXPRESSIONS. FORWARD-LOOKING
STATEMENTS REFLECT MANAGEMENT'S CURRENT EXPECTATIONS, AS OF THE DATE OF THIS
PRESS RELEASE, AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NESS' ACTUAL RESULTS
COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING
STATEMENTS AS A RESULT OF VARIOUS FACTORS. SOME OF THE FACTORS THAT COULD CAUSE
FUTURE RESULTS TO MATERIALLY DIFFER FROM THE RECENT RESULTS OR THOSE PROJECTED
IN FORWARD-LOOKING STATEMENTS INCLUDE THE "RISK FACTORS" DESCRIBED IN NESS'
ANNUAL REPORT OF FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
MARCH 15, 2006.

MEDIA CONTACT:
David Kanaan
USA: 1-888-244-4919
Intl: +972-3-540-8188
Email: media.int@ness.com

INVESTOR CONTACT:
Drew Wright
USA: 1-888-267-8160
Email: investor@ness.com